Exhibit 4.9

MACROSHARES HOUSING DEPOSITOR, LLC

MACROMARKETS LLC

MACRO FINANCIAL, LLC

MACROSHARES MAJOR METRO HOUSING UP TRUST

MACROSHARES MAJOR METRO HOUSING DOWN TRUST

PLACEMENT AGENCY AGREEMENT

April [●], 2009

Macro Financial, LLC

14 Main Street

Madison, NJ 07940

[Other Placement Agents]

Ladies and Gentlemen:

1.

Introductory.

(a)

MacroShares Housing Depositor, LLC, a Delaware limited liability company (the “Company”), and the Paired Trusts (as defined herein), propose, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) to sell to investors (collectively, the “Investors”) up to an aggregate of [10,000,000] shares to be issued by the MacroShares Major Metro Housing Up Trust, a trust formed under the laws of the State of New York (the “Up Trust”), par value $25 per share (such shares, the “Up MacroShares”), and up to an aggregate of [10,000,000] shares to be issued by the MacroShares Major Metro Housing Down Trust, a trust formed under the laws of the State of New York (the “Down Trust,” and together with the Up Trust, the “Paired Trusts”), par value $25 per share (such shares the “Down MacroShares,” and together with the Up MacroShares, the “MacroShares”).  The Company and the Paired Trusts desire to engage the parties listed on Schedule A hereto as placement agents (in such capacity, “Placement Agents”) for the offering of the MacroShares, in accordance with the terms and conditions hereof as set forth below.  Capitalized terms used but not defined herein will have the meanings specified in the Registration Statements (as defined below) for the Up MacroShares and the Down MacroShares.  The MacroShares are more fully described in the Registration Statements.

(b)

The Down MacroShares and Up MacroShares will be issued on the Auction Settlement Date in the form of MacroShares round lots composed of 100 Down MacroShares and 100 Up MacroShares pursuant to the amended and restated trust agreements of the Down Trust (the “Down Trust Agreement”) and Up Trust (the “Up Trust Agreement” and together with the Down Trust Agreement, the “Trust Agreements”), respectively, each to be dated as of the date hereof, by and among the Company, in its capacity as depositor for each of the Paired Trusts, State Street Bank and Trust Company, N.A., in its capacity as trustee for each of the Paired Trusts (the “Trustee”), MacroMarkets LLC, a Delaware limited liability company (“MacroMarkets”), in its capacity as administrative agent for each of the Paired Trusts, and Macro Financial, LLC, a Delaware limited liability company, as marketing agent for each of the Paired Trusts (the “Marketing Agent”); provided, however, that unless bids for a minimum dollar amount of MacroShares equal to $125,000,000 ((not including the applicable Per Share Mark-Ups (as defined hereinafter), such amount, the “Minimum Proceeds”) are received in the OpenCross® Auction (as defined hereinafter), no bids will be accepted, the OpenCross® Auction will be cancelled and no MacroShares will be sold in the initial offering described in the Registration Statements. Each Down MacroShare and Up MacroShare represents an undivided beneficial interest in its corresponding Trust.

(c)

Subject to the provision in Section 1(b) above, on the Closing Date, each Paired Trust will enter into (i) an income distribution agreement (the “Income Distribution Agreement”), (ii) one or more settlement contracts (each a “Settlement Contract”) in connection with each paired issuance of MacroShares Units composed of 10,000 Down MacroShares and 10,000 Up MacroShares, provided, however, that if the number of MacroShares issued and sold as part of the OpenCross® Auction is not equal to a multiple of a MacroShares Unit, then one of such settlement contracts will be issued in connection with the MacroShares sold which consist of less than 10,000 Up MacroShares and 10,000 Down MacroShares, and (iii) an ISDA Master Agreement and Schedule thereto (collectively, the “ISDA Master Agreement”) with each other. The Paired Trusts have also entered into a licensing agreement (the “MacroShares Licensing Agreement”) and sublicensing agreement (the “S&P Sublicensing Agreement”) with MacroMarkets.  As used in this Agreement, the term “Basic Documents” refers to the Agreement, the Trust Agreements, the Income Distribution Agreement, the Settlement Contacts, the MacroShares Licensing Agreement, the S&P Sublicensing Agreement and the ISDA Master Agreement.

(d)

As used in this Agreement, the term “knowledge” with respect to the Company, MacroMarkets or the Paired Trusts means the knowledge of any of the persons listed on Schedule B hereto.

The Company, MacroMarkets and the Paired Trusts hereby confirm as follows their agreements with the Placement Agents.

2.

Agreement to Act as Placement Agents; Placement of MacroShares. On the basis of the representations, warranties and agreements of the Company, MacroMarkets and the Paired Trusts herein contained, and subject to all the terms and conditions of this Agreement:

(a)

The Placement Agents agree to act as the Company’s and the Paired Trusts’ exclusive placement agents, on a best efforts basis only, in connection with the issuance by the Paired Trusts and sale by the Company and the Paired Trusts of the MacroShares (the “Offering”).  Until the Closing Date, the Company shall not, without the prior consent of the Required Placement Agents, solicit or accept offers to purchase MacroShares otherwise than through the Placement Agents. The MacroShares shall initially be offered via an auction managed by W.R. Hambrecht + Co., LLC (the “Auction Manager”) using the Auction Manager’s proprietary auction technology, as more fully described in the Final Prospectus for the Up MacroShares and the Final Prospectus for the Down MacroShares (the “OpenCross® Auction”). As used in this Agreement, “Required Placement Agents” shall mean holders of orders to purchase at least fifty one percent (51%), based on the aggregate size of such Placement Agent’s OpenCross® Auction order, of the aggregate number of MacroShares created in the OpenCross® Auction.

(b)

Under no circumstances will any Placement Agent be obligated to purchase any MacroShares for its own account and, in soliciting purchases of MacroShares, each Placement Agent shall act solely as the Company’s and the Paired Trusts’ agent and not as a principal.

(c)

Subject to the provisions of this Section 2, offers for the purchase of MacroShares may be solicited by the Placement Agents, each acting as agent for the Company and the Paired Trusts at such times and in such amounts as each such Placement Agent deems advisable.  Each Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase MacroShares received by it as agent of the Company and the Paired Trusts in the OpenCross® Auction.  Each Placement Agent, as well as the Auction Manager, shall have the right, acting in its sole discretion and on behalf of the Paired Trusts, to reject any offer to purchase MacroShares received by it, in whole or in part, and any such rejection shall not be deemed a breach of the agreements contained herein.

(d)

The Marketing Agent hereby agrees to pay, on a pro rata basis, a 20 basis point fee out of the 43 basis point fee that the Marketing Agent is entitled to receive for acting as the marketing agent for the Paired Trusts (such fee, the “Marketing Agent Fee”) to each Placement Agent based upon the number of MacroShares placed by such Placement Agent and paid for by the investor for whom such order was placed (such MacroShares, the “Funded MacroShares”, which, for the avoidance of doubt, shall include any MacroShares (A) placed on behalf of any participating dealer who has executed a selling agreement with such Participating Agent (each a “Participating Dealer”) or (B) sold to an investor granted access to bid directly in the OpenCross® Auction by such Placement Agent or such Placement Agent’s Participating Dealers) relative to the aggregate number of Funded MacroShares.  In addition, (i) on the Auction Settlement Date, the Trustee shall pay each Placement Agent sixty percent (60%) of such Placement Agent’s “Gross Mark-Up” (as defined hereinafter) from the funds deposited into the account designated for the control and balance of the auction proceeds maintained by the Trustee (the “SSB Control Account”) and (ii) no later than 30 days following the Auction Settlement Date, Macro Financial, LLC shall pay each Placement Agent the portion of the other forty percent (40)% of such Placement Agent’s Gross Mark-Up that is remaining, if any, after all “Distribution Expenses” (as defined hereinafter) have been paid.  Each Placement Agent’s Gross Mark-Up will be based upon the aggregate Per Share Mark-Ups received on such Placement Agent’s Funded MacroShares, not on an average of the Per Share Mark-Ups charged on all of the Funded MacroShares.  The “Per Share Mark-Up” is based on the number of MacroShares purchased by each Investor or group of affiliated Investors, as the case may be, in the OpenCross® Auction and is set forth in the tables below.

Public Offering Price of the Down MacroShares	$[ ] per share	Public Offering Price of the Up MacroShares	$[ ] per share

Number of Shares Purchased	Per Share Mark-Up**	Number of Shares Purchased	Per Share Mark-Up**
100 shares* to 10,000 shares	$0.75	100 shares* to 10,000 shares	$0.75
10,001 shares to 50,000 shares	$0.50	10,001 shares to 50,000 shares	$0.50
50,001 shares to 250,000 shares	$0.25	50,001 shares to 250,000 shares	$0.25
250,001 shares to 2,500,000 shares	$0.125	250,001 shares to 2,500,000 shares	$0.125

2,500,001 shares or more	$0.025	2,500,001 shares or more	$0.025
Per Share Distribution Expenses	$[ ]	Per Share Distribution Expenses	$[ ]

(e)

No MacroShares that the Company and the Paired Trusts have agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for or sold by the Company and the Paired Trusts until the Trustee (x) has confirmed that both (A) the aggregate Public Offering Price in respect of such MacroShares sold in the OpenCross® Auction and (B) the Minimum Proceeds have been delivered to the SSB Control Account and (y) delivered the applicable number of MacroShares, as adjusted by the reallocation process, if necessary, to the Depository Trust Company (“DTC”) account of each Placement Agent, Participating Dealer and institutional investor who has been granted access to the OpenCross® Auction website and purchased MacroShares.

3.

Delivery and Payment.  On the Auction Settlement Date, the Trustee (x) will confirm that both (A) the aggregate Public Offering Price in respect of such MacroShares sold in the OpenCross® Auction and (B) the Minimum Proceeds have been delivered to the SSB Control Account and (y) deliver the applicable number of MacroShares, as adjusted by the reallocation process, if necessary, to the DTC account of each Placement Agent, Participating Dealer and institutional investor who has been granted access to the OpenCross® Auction website and purchased MacroShares. The closing (the “Closing”) shall take place at the office of Skadden, Arps, Slate, Meagher & Flom LLP, in New York, New York.  All actions taken at the Closing shall be deemed to have occurred simultaneously.

4.

Representations and Warranties of the Company, the Paired Trusts and MacroMarkets.  Each of the Company, the Paired Trusts and MacroMarkets jointly and severally represents and warrants to each of the Placement Agents as of the date hereof and as of the Closing Date as set forth below. To the extent a representation or warranty specifically relates to a particular party, the representation or warranty solely with respect to such party is only made by such party.

(a)

The Company has filed with Securities and Exchange Commission (the “Commission”), on behalf the Up Trust, a registration statement on Form S-1 (File No. 333-151522), as amended as of the date hereof, relating to the Up MacroShares (as further amended from time to time, the “Up Registration Statement”) and, on behalf of the Down Trust, a registration statement on Form S-1 (File No. 333-151523), as amended as of the date hereof, relating to the Down MacroShares (as further amended from time to time, the “Down Registration Statement,” and, together with the Up Registration Statement, the “Registration Statements,” and each, individually, a “Registration Statement”), in each case, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated thereunder.  As used in this Agreement:

(i)

“Applicable Time” means [●] New York City time on the date of this Agreement;

(ii)

“Effective Date” means the date on which the last Registration Statement to become effective became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)

“Final Prospectus” or “Final Prospectuses” mean the final prospectus relating to the public offering of the Up MacroShares, and/or the final prospectus relating to the public offering of the Down MacroShares, both as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(iv)

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Paired Trusts or used or referred to by the Paired Trusts in connection with the offering of the MacroShares listed on Schedule C hereto;

(v)

“Preliminary Prospectus” means any preliminary prospectus relating to the MacroShares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(vi)

“Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus (as hereinafter defined), together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time listed hereto and the information included in Schedule D hereto.

(b)

The Registration Statements have heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of MacroShares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the MacroShares; no stop order of the Commission preventing or suspending the use of any Final Prospectus, or the effectiveness of the Registration Statements, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c)

Each Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations.  Each Preliminary Prospectus conformed, and the Final Prospectuses will conform in all material respects, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, to the requirements of the Securities Act and the Rules and Regulations.

(d)

The Registration Statements do not, as of the Effective Date and as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)

The Final Prospectuses will not, as of their respective dates and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company, MacroMarkets and the Paired Trusts make no representation or warranty with respect to any statement contained in the Final Prospectuses in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company, MacroMarkets and the Paired Trusts expressly for use in the Final Prospectus, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 8(b).

(f)

The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company, MacroMarkets and the Paired Trusts make no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company, MacroMarkets and the Paired Trusts expressly for use in the Pricing Disclosure Materials, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 8(b).

(g)

Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company, MacroMarkets and the Paired Trusts make no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company, MacroMarkets and the Paired Trusts expressly for use in the Issuer Free Writing Prospectus, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 8(b).

(h)

Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made and, from the date hereof through the Closing Date, will not make, any offer relating to the MacroShares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Required Placement Agents. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed with the Commission pursuant to the Rules and Regulations.

(i)

There is no Issuer Free Writing Prospectus that includes any information that conflicts with the information contained in the Registration Statements, and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company, MacroMarkets and the Paired Trusts expressly for use in an Issuer Free Writing Prospectus, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 8(b).

(j)

Each of the Company and MacroMarkets is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Company and MacroMarkets has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Registration Statements and Final Prospectuses.  Complete and correct copies of the organizational or governing documents of the Company and MacroMarkets and all amendments thereto have been made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(k)

Each Paired Trust is, and at the Closing Date will be, duly organized, validly existing and in good standing as a trust under the laws of the State of New York.  Each Paired Trust has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Registration Statements and Final Prospectuses.  Complete and correct copies of the organizational or governing documents of the Paired Trusts and all amendments thereto have been made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(l)

The descriptions of the MacroShares and Basic Documents in the Registration Statements and Final Prospectuses are, and at the Applicable Time will be, complete and accurate in all material respects.

(m)

Each of the Company, MacroMarkets and the Paired Trusts has full legal right, power and authority to enter into this Agreement and each of the Basic Documents to which it is a party and perform the transactions contemplated hereby and thereby.  This Agreement has been, and each of the Basic Documents to which it is a party has been or will be at the Closing, authorized and validly executed and delivered by the Company, MacroMarkets and the Paired Trusts and is a legal, valid and binding agreement of the Company, MacroMarkets and the Paired Trusts enforceable against the Company, MacroMarkets and the Paired Trusts in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(n)

The issuance and sale of the MacroShares have been duly authorized by the Paired Trusts, and the MacroShares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The holders of the MacroShares will not be subject to personal liability by reason of being such holders.  The Up and Down MacroShares, when issued, will conform to the description thereof set forth in the applicable Final Prospectus in all material respects.

(o)

The consolidated financial statements and the related notes included in the Registration Statements and the Final Prospectuses present fairly, in all material respects, the financial condition of the Paired Trusts as of the dates thereof in conformity with generally accepted accounting principles (“GAAP”).  No other financial statements or schedules of the Paired Trusts or any other entity are required by the Securities Act or the Rules and Regulations to be included in the Registration Statements or the Final Prospectuses.

(p)

PriceWaterhouse Coopers LLP (the “Accountants”), who have reported on the consolidated financial statements and schedules described in Section 4(n), are registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Accounting Oversight Board.  The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statements and the Final Prospectuses comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.

(q)

Neither of the Paired Trusts is an ineligible issuer as defined under the Securities Act and the Company has paid the registration fee for this offering as required under the Securities Act or will pay such fees within the time period required by the Securities Act.

(r)

The Paired Trusts are, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it at such time.  The Paired Trusts maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)

Since the date of the most recent consolidated financial statements of the Paired Trusts included or incorporated by reference in the most recent Preliminary Prospectuses and prior to Closing, other than as described in the Final Prospectuses (i) there has not been and will not have been any change in the equity of the Paired Trusts, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Paired Trusts on any class of equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity, or results of operations of either Paired Trusts (a “Material Adverse Change”) and (ii) neither of the Paired Trusts has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statements and the Final Prospectuses.

(t)

Since the date as of which information is given in the most recent Preliminary Prospectuses, neither the Company, MacroMarkets nor the Paired Trusts has entered or will enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company, MacroMarkets or the Paired Trusts or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company or the Paired Trusts.

(u)

None of Company, MacroMarkets, the Marketing Agent or the Paired Trusts are, or upon completion of the transactions contemplated herein including, but not limited to, the use of proceeds as set forth in the Registration Statements and Final Prospectuses, will either be, an “investment company” required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act.

(v)

There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s, MacroMarkets’ or the Paired Trust’s knowledge, any legal, governmental or regulatory investigations, to which the Company, MacroMarkets or the Paired Trusts is a party or to which any property of the Company, MacroMarkets or the Paired Trusts is the subject that, individually or in the aggregate, if determined adversely to the Company, MacroMarkets or the Paired Trusts would reasonably be expected to have a Material Adverse Effect (as defined hereinafter) or materially and adversely affect the ability of the Company, MacroMarkets or the Paired Trusts to perform their obligations under this Agreement; to the Company’s, MacroMarkets’ or the Paired Trust’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Final Prospectuses that are not so described.  As used in this Agreement, “Material Adverse Effect” shall mean, with respect to the applicable party, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity, or results of operations of the party taken as a whole.

(w)

Each of the Company, MacroMarkets and the Paired Trusts have, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on their respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except where such default would not be reasonably expected to have a Material Adverse Effect, and, to the Company’s and MacroMarkets’ best knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. None of the Company, MacroMarkets or the Paired Trusts are in violation of any provision of their respective organizational or governing documents.

(x)

All consents, authorizations, approvals and orders required in connection with this Agreement and the Basic Documents and the transactions contemplated thereby have been obtained.

(y)

Neither the execution of this Agreement or the Basic Documents to which it is a party, nor the issuance, offering or sale of the MacroShares, nor the consummation of any of the transactions contemplated herein or therein, nor the compliance by the Company, MacroMarkets or the Paired Trusts with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, MacroMarkets or the Paired Trusts pursuant to the terms of any contract or other agreement to which the Company, MacroMarkets or the Paired Trusts may be bound or to which any of the property or assets of the Company, MacroMarkets or the Paired Trusts is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation of (i) the provisions of the organizational or governing documents of the Company, MacroMarkets or the Paired Trusts, or (ii) any statute or any order, rule or regulation applicable to the Company, MacroMarkets or the Paired Trusts or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, MacroMarkets or the Paired Trusts.

(z)

There is no document or contract of a character required to be described in the Registration Statements or Final Prospectuses or to be filed as an exhibit to the Registration Statements which is not described or filed as required.  All such contracts to which the Company, MacroMarkets or the Paired Trusts are a party have been authorized, executed and delivered by the Company, MacroMarkets or the Paired Trusts, constitute valid and binding agreements of the Company, MacroMarkets or the Paired Trusts, and are enforceable against the Company, MacroMarkets or the Paired Trusts in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(aa)

No statement, representation or warranty made by the Company, MacroMarkets or the Paired Trusts in this Agreement, the Basic Documents to which the Company, MacroMarkets or the Paired Trusts is a party or made in any certificate or document required by this Agreement to be delivered to the Placement Agents or the Investors was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(bb)

The Company, MacroMarkets , the Marketing Agent and their respective directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security issued by the Paired Trusts to facilitate the sale or resale of the MacroShares.

(cc)

No holder of securities of the Paired Trusts has rights to the registration of any securities of the Paired Trusts as a result of the filing of the Registration Statements or the transactions contemplated by this Agreement, except for such rights as have been waived.

(dd)

The MacroShares have been approved by the Commission for listing for quotation on the New York Stock Exchange Arca Equities (“NYSE Arca”).  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing and maintenance requirements of NYSE Arca.

(ee)

None of the Company, MacroMarkets or the Paired Trusts are involved in any material labor dispute nor is any such dispute known by the Company, MacroMarkets or the Paired Trusts to be threatened.

(ff)

Except as disclosed in the Registration Statements, (i) each of the Company, MacroMarkets and the Paired Trusts owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of their respective business as currently conducted or as contemplated (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company, MacroMarkets or the Paired Trusts for the products described in the Registration Statements that would preclude the Company, MacroMarkets or the Paired Trusts from conducting their business as currently conducted, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company, MacroMarkets or the Paired Trusts; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, MacroMarkets or the Paired Trusts; (c) there is no pending or, to the Company’s, MacroMarkets’ or the Paired Trusts’ knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company, MacroMarkets or the Paired Trusts in or to any Intellectual Property owned, licensed or optioned by the Company, MacroMarkets or the Paired Trusts; (d) there is no pending or, to the Company’s, MacroMarkets’ or the Paired Trusts’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, MacroMarkets or the Paired Trusts, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company’s, MacroMarkets’ or the Paired Trusts’ knowledge, threatened action, suit, proceeding or claim by others that the Company, MacroMarkets or the Paired Trusts infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

(gg)

Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company, MacroMarkets and the Paired Trusts (i) have timely filed all Federal, state, local and foreign tax returns which are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (ii) have paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from such entity, other than (a) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) any such amounts currently payable without penalty or interest.  There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company, MacroMarkets or the Paired Trusts are there any proposed additional tax assessments against the Company, MacroMarkets or the Paired Trusts which could have, individually or in the aggregate, a Material Adverse Effect.

(hh)

On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the MacroShares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ii)

Except as set forth on Schedule E, the Company and MacroMarkets have not and will not distribute offering material in connection with the offering and sale of the MacroShares, including Preliminary Prospectuses and Issuer Free Writing Prospectus that have been filed with the SEC, without the consent of the Required Placement Agents.

(jj)

No relationship, direct or indirect, exists between or among the Company, MacroMarkets or the Paired Trusts, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, MacroMarkets or the Paired Trusts, on the other, which is required by the Securities Act to be disclosed in the Registration Statement and the Final Prospectus and is not so disclosed.

(kk)

The Paired Trusts have not sold or issued any securities that would be integrated with the offering of the MacroShares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

5.

Certain Agreements of the Company, MacroMarkets and the Paired Trusts. The Company, MacroMarkets and the Paired Trusts covenant and agree with the Placement Agents as follows:

(a)

The Company agrees with the Placement Agents that they will furnish to counsel for the Placement Agents one copy of the Registration Statement relating to the Up MacroShares and one copy of the Registration Statement relating to the Down MacroShares, including, in each case, all exhibits, in the form such Registration Statement became effective and of all amendments thereto in connection with the offering of MacroShares.

(b)

The Registration Statements have become effective, and if Rule 430A is used or the filing of the Final Prospectuses is otherwise required under Rule 424(b), the Company will file the Final Prospectuses (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agents, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.

(c)

The Company will not, during such period as the Final Prospectuses would be required by law to be delivered in connection with sales of the MacroShares by a Placement Agent or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file any amendment or supplement to the Registration Statements or the Final Prospectuses unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

(d)

The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statements become effective; (2) of any request by the Commission for any amendments to the Registration Statements or any amendment or supplements to the Final Prospectuses or any Issuer Free Writing Prospectus or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statements, the Final Prospectuses or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; and (4) of receipt by the Company of any notification with respect to any suspension of the qualification of the MacroShares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statements in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

(e)

If, at any time when a Final Prospectus relating to the MacroShares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company, the Placement Agents or their respective counsels becomes aware of the occurrence of any event as a result of which the Final Prospectuses, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statements, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Final Prospectuses or the Registration Statements to comply with the Securities Act or the Rules and Regulations, the Company or Placement Agents, as the case may be, will promptly notify counsel to the other party and the Company will promptly prepare and file with the Commission, subject to the prior approval of the Placement Agents and at the Company’s expense, amendments to the Registration Statements or an amendment or supplement to the Final Prospectuses that corrects such statement or omission or effects such compliance and will deliver to each Placement Agent, without charge, such number of copies thereof as each of them may reasonably request.  The Company consents to the use of the Final Prospectuses, as they may be amended or supplemented, by the Placement Agents.

(f)

The Company will furnish to each Placement Agent and its counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the MacroShares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), as many copies of each Issuer Free Writing Prospectus or the Final Prospectuses or any amendment or supplement thereto as the Placement Agents may reasonably request.

(g)

The Company will comply with all the undertakings contained in the Registration Statements.

(h)

If, at any time when a Final Prospectus relating to the MacroShares is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company, MacroMarkets and the Marketing Agent will not make any offer relating to the MacroShares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents.

(i)

The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.

(j)

Prior to the sale of the MacroShares to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the MacroShares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agents may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(k)

The Paired Trusts will apply the net proceeds from the offering and sale of the MacroShares in the manner set forth in the Final Prospectus under the caption “Use of Proceeds.”

(l)

The Company will use its reasonable best efforts to ensure that the MacroShares are and remain listed or quoted on NYSE Arca.

(m)

The Company, MacroMarkets and the Marketing Agent will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Paired Trusts to facilitate the sale or resale of the MacroShares.

6.

Expenses.

(a)

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company, MacroMarkets and/or Macro Financial, LLC will pay all costs and expenses incident to the performance of its obligations and the obligations of the Paired Trusts under this Agreement including but not limited to costs and expenses of or relating to (i) the “Upfront Auction Manager Fee,” which shall be not less than a minimum of $200,000 and which will be calculated as the greater of (a) $0.04 per Funded MacroShare and (b) 15% of the sum of the Per Share Mark-Up charged to each Funded MacroShare, after deduction of the expenses set forth in clauses (ii) through (xiii) of this Section 6(a), (ii) the preparation, printing and filing of the Registration Statements (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, each Final Prospectus, and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statements (including all pre- and post-effective amendments thereto), the Final Prospectus, and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the MacroShares, (iv) the fees and expenses of Willkie Farr & Gallagher LLP, counsel to the Placement Agents, in connection with the transactions contemplated hereby, (v) the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and Paired Trusts, in connection with the transactions contemplated hereby, (vi) fees and expenses in connection with the registration of the MacroShares under the Exchange Act of 1934, as amended (the “Exchange Act”), (vii) any costs and expenses related to the review by Financial Industry Regulatory Authority (“FINRA”) of the MacroShares (including filing fees), and the fees, disbursements and other charges of counsel for the Placement Agents in connection therewith, (viii) fees, disbursements and other charges of counsel to the Company, (ix) fees and disbursements of the Accountants incurred in reporting on the consolidated financial statements and schedules described in Section 4(n) of this Agreement, (x) marketing and road show fees, (xi) fees and expenses incident to listing the MacroShares on NYSE Arca and other national and foreign exchanges, (xii) the registration or qualification of the MacroShares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Sections 5(j), including the reasonable fees, disbursements and other charges of counsel to the Placement Agents in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, and (xiii) all other costs and expenses incurred by the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  The costs and expenses set forth this Section 6(a) are hereinafter referred to as the “Distribution Expenses.”

(b)

Each Funded MacroShare will be allocated the same proportion of the Distribution Expenses, which shall be paid by the Company, MacroMarkets and/or Macro Financial, LLC from the aggregate sum of the remaining forty percent (40%) of each Placement Agent’s Gross Mark-Up (such aggregate amount, the “Distribution Expense Allocation”). In the event that Distribution Expenses exceed the Distribution Expense Allocation, the amount by which such Distribution Expenses exceed the Distribution Expense Allocation may be deducted from the OpenCross® Auction proceeds prior to the funds being deposited into the Paired Trusts from the SSB Control Account.

7.

Conditions of the Obligations of the Placement Agents.  The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)

Registration Compliance; No Stop Order. (i) No stop order suspending the effectiveness of the Registration Statements shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statements or the qualification or registration of the MacroShares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statements, any Issuer Free Writing Prospectus or the Final Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith, and the Placement Agents shall have received certificates of the Company, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer (or their functional equivalent) of the Company to the effect of clauses (i), (ii) and (iii).

(b)

No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statements and Final Prospectuses, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statements and Final Prospectuses, and (ii) neither the Company, MacroMarkets nor the Paired Trusts shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statements and Final Prospectuses, if in the reasonable judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the MacroShares to Investors as contemplated hereby.

(c)

No Litigation. Since the respective dates as of which information is given in the Registration Statements and Final Prospectuses, there shall have been no litigation or other proceeding instituted against the Company, MacroMarkets or the Paired Trusts or any of their officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agents, would reasonably be expected to have a Material Adverse Effect.

(d)

Representations and Warranties. Each of the representations and warranties of the Company, MacroMarkets and the Paired Trusts contained herein and in each Basic Document to which it is a party shall be true and correct at the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company, MacroMarkets and the Paired Trusts and all conditions herein contained to be fulfilled or complied with by the Company, MacroMarkets and the Paired Trusts at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e)

Opinions of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Placement Agents, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Placement Agents, in form and substance reasonably satisfactory to them, with respect to the matters set forth in Exhibit A hereto.

(f)

Opinion of Counsel for the Placement Agents. The Placement Agents shall have received on and as of the Closing Date an opinion of Willkie Farr & Gallagher LLP, as counsel to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents.

(g)

Officers’ Certificate. At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by the Chief Executive Officer and Chief Financial Officer (or their functional equivalent) of the Company, MacroMarkets and the Paired Trusts, each signing on his own behalf in the case of the Company and MacroMarkets, in form and substance satisfactory to the Placement Agents to the effect that each signer has carefully examined the Registration Statements, the Final Prospectuses and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

(i)

(A) As of the date of such certificate, (x) the Registration Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Prospectuses nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(ii)

Each of the representations and warranties of the Company, MacroMarkets and the Paired Trusts contained in this Agreement and in each Basic Document to which it is a party were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(iii)

Each of the covenants required herein and in each Basic Document to which it is a party to be performed by the Company, MacroMarkets and the Paired Trusts on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company, MacroMarkets and the Paired Trusts on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(iv)

No stop order suspending the effectiveness of the Registration Statements or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(v)

Subsequent to the date of the most recent financial statements in the Final Prospectuses, there has been no Material Adverse Effect.

(h)

Blue Sky Qualification. The MacroShares shall be qualified for sale in such states as the Placement Agents may reasonably request (subject to Section 5(j), and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(i)

Further Assurances.  The Company, MacroMarkets and the Paired Trusts shall have furnished or caused to be furnished to the Placement Agents such certificates, in addition to those specifically mentioned herein, as the Placement Agents may have reasonably requested as to (A) the accuracy and completeness at the Closing Date of any statement in the Registration Statements and the Final Prospectuses, (B) the accuracy at the Closing Date of the representations and warranties of Company, MacroMarkets and the Paired Trusts, (C) the performance by the Company, MacroMarkets and the Paired Trusts of their obligations hereunder, or (D) the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.

(j)

No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the MacroShares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the MacroShares.

(k)

Exchange Listing. The Up and Down MacroShares to be delivered on the Closing Date shall have been approved for listing on NYSE Arca, subject to official notice of issuance.

(l)

FINRA Matters. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

8.

Indemnification.

(a)

The Company, MacroMarkets and the Paired Trusts shall, jointly and severally, indemnify and hold harmless each Placement Agent, its directors, officers, employees and agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company, MacroMarkets and the Paired Trusts in Section 4 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statements, the Final Prospectuses or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Placement Agents with the prior consent of the Paired Trusts (any such issuer information with respect to whose use the Paired Trusts has given its consent, “Permitted Issuer Information”) or (D) any application or other document, or any amendment or supplement thereto, executed by the Company, MacroMarkets or the Paired Trusts based upon written information furnished by or on behalf of the Company, MacroMarkets and the Paired Trusts filed in any jurisdiction in order to qualify the MacroShares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statements, the Final Prospectuses or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company, MacroMarkets and the Paired Trusts will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the MacroShares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to a Placement Agent furnished in writing to the Company, MacroMarkets or the Paired Trusts by such Placement Agent expressly for inclusion in the Registration Statements, any Preliminary Prospectus, the Final Prospectuses, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application. This indemnity agreement will be in addition to any liability the Company, MacroMarkets and the Paired Trusts may otherwise have.

(b)

The Placement Agents, severally and not jointly, will indemnify and hold harmless the Company, MacroMarkets and the Paired Trusts, each person, if any, who controls the Company, MacroMarkets and the Paired Trusts within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statements, from and against any and all losses, claims, liabilities, expenses and damages, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to a Placement Agent furnished in writing to the Paired Trusts by such Placement Agent expressly for use in the Registration Statements, any Preliminary Prospectus, the Final Prospectuses or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agents might otherwise have. The Company, MacroMarkets and the Paired Trusts acknowledge that, for all purposes under this Agreement, the statements set forth in the “Plan of Distribution” section [under the subsections entitled “The OpenCross Auction Process,” “Determination of the Public Offering Price,” “Allocation of Shares,” as well as paragraphs one through four and paragraphs six through ten under the subsection entitled “General”] in any Preliminary Prospectus or the Final Prospectuses constitute the only information relating to the Placement Agents furnished in writing to the Paired Trusts by the Placement Agents expressly for inclusion in the Registration Statements, any Preliminary Prospectus and the Final Prospectuses.

(c)

Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company, MacroMarkets and the Paired Trusts will not, without the prior written consent of the affected Placement Agents (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agents or any person who controls the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agents and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d)

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, MacroMarkets, the Paired Trusts or the Placement Agents, the Company, MacroMarkets, the Paired Trusts and the Placement Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company, MacroMarkets, the Paired Trusts from persons other than the Placement Agents such as persons who control the Company, MacroMarkets, the Paired Trusts within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statements and directors of the Company, who also may be liable for contribution) to which the Company, MacroMarkets, the Paired Trusts and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company, MacroMarkets, the Paired Trusts, on the one hand and the Placement Agents on the other. The relative benefits received by the Company, MacroMarkets, the Paired Trusts, on the one hand and the affected Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting Distribution Expenses and the portion of the aggregate Gross Mark-Ups allocated to the Placement Agents) received by the Paired Trusts as set forth in the table on the cover page of the Final Prospectuses bear to the fee received by the Placement Agents hereunder.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, MacroMarkets, the Paired Trusts, on the one hand, and the Placement Agents on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof; as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, MacroMarkets, the Paired Trusts or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, MacroMarkets, the Paired Trusts and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof; referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Placement Agents shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, MacroMarkets, the Paired Trusts, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

9.

Termination

(a)

The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the Closing Date, by a notice to the Company from the Required Placement Agents, without liability on the part of the Placement Agents to the Company, MacroMarkets, or the Paired Trusts if, prior to delivery and payment for the MacroShares, in the sole judgment of the Required Placement Agents (i) trading in securities generally on the NYSE Arca shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such systems, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such systems or by order of the Commission or any court or other governmental authority, (ii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iii) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Required Placement Agents, impracticable or inadvisable to market the MacroShares on the terms and in the manner contemplated by the Final Prospectus.

(b)

If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the MacroShares provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company, MacroMarkets, or the Paired Trusts to perform any agreement herein or comply with any provision hereof, the Company, MacroMarkets, or the Paired Trusts will, on a joint and several basis and subject to demand by the Placement Agents, reimburse the Placement Agents for all out-of-pocket expenses incurred in connection herewith.

10.

Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered

If to the Placement Agents, to:

The Address, Telephone number or Facsimile number set forth on the signature pages hereto, or at such other address, telephone or facsimile number as the Placement Agent may have furnished the Company in writing.

With a copy to: (which shall not constitute notice)	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 728-8592 Facsimile: (212) 728-9592 Attention: Jeffrey S. Hochman, Esq.

If to the Company, to:	MacroShares Housing Depositor, LLC 73 Green Tree Drive #9, Dover, DE 19904 Telephone: (888) MACROS1 Facsimile: (973) 453−8212 Attention: Samuel Masucci, III

With a copy to: (which shall not constitute notice)	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-2716 Facsimile: (212) 735-2000 Attention: Richard Kadlick, Esq.

If to MacroMarkets, to:	MacroMarkets LLC 14 Main Street, Madison, NJ 07940 Telephone: (973) 889-1973 Facsimile: (973) 453-8212 Attention: Samuel Masucci, III

With a copy to: (which shall not constitute notice)	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-2716 Facsimile: (212) 735-2000 Attention: Richard Kadlick, Esq.

If to the Marketing Agent, to:	Macro Financial, LLC 14 Main Street Madison, NJ 07940 Telephone: (973) 889-1973 Facsimile: (973) 453-8212 Attention: Samuel Masucci, III

With a copy to: (which shall not constitute notice)	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Telephone: (212) 735-2716 Facsimile: (212) 735-2000 Attention: Richard Kadlick, Esq.

If to the Paired Trusts, to

MacroShares Major Metro Housing Up Trust
MacroShares Major Metro Housing Down Trust
c/o State Street Bank and Trust Company, N.A.
Two World Financial Center

225 Liberty Street
New York, NY 10281
Telephone:

(617) [●]-[●]
Facsimile:

(617) 988−9556

and (617) 451−4704
Attention:

James Casey

With a copy to: (Which shall not constitute Notice)	State Street Bank and Trust Company 200 Clarendon Street Boston, MA 02116 Telephone: (617) [●]-[●] Facsimile: (617) 937−6033 Attention: Tabetha Hickerson

And:	State Street Bank and Trust Company 4 Copley Place, 5th floor 100 Huntington Avenue Boston, MA 02116 Telephone: (617) [●]-[●] Facsimile: (617) 662−3805 Attention: Julie Tedesco

Any such notice shall be effective only upon receipt. Any notice under Section 8 maybe made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11.

Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, MacroMarkets, the Paired Trusts and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, MacroMarkets, the Paired Trusts, any of their officers or directors, the Placement Agents or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the MacroShares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.   In addition, if any MacroShares have been purchased under this Agreement, the representations and warranties in Section 5 hereof and all obligations under Section 5 hereof shall also remain in effect.

12.

Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company, MacroMarkets, the Paired Trusts and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and 8(c) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agents and any person or persons who control the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and 8(c) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statements and any person or persons who control the Company, MacroMarkets or the Paired Trusts within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

13.

Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (whether in contract or in tort) without giving effect to the principles of conflicts of law thereof, other than Section 5-1401 of the General Obligations Law thereunder.  The Company, MacroMarkets and the Paired Trusts hereby submit to the non-exclusive jurisdiction of any court of the State of New York or the United States District Court, Southern District of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.  The Company, MacroMarkets and the Paired Trusts irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any court of the State of New York or the United States District Court, Southern District of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Without limiting the foregoing, the Company, MacroMarkets and the Paired Trusts agree that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.

14.

Absence of Fiduciary Relationship. The Company, MacroMarkets and the Paired Trusts acknowledge and agree that:

(a)

No Other Relationship. Each Placement Agent has been retained solely to act as placement agent in connection with the sale of MacroShares and that no fiduciary, advisory or agency relationship between the Company, MacroMarkets and the Paired Trusts on one hand, and any such Placement Agent on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectuses, irrespective of whether any such Placement Agent has advised or is advising the Company, MacroMarkets or the Paired Trusts on other matters;

(b)

Arm’s-Length Negotiations. The purchase and sale of the MacroShares pursuant to this Agreement, including the determination of the price of the Up and Down MacroShares and any related fees and commissions, was established by the Company and the Marketing Agent following discussions and arm’s-length negotiations with the Placement Agents, and the Company and the Marketing Agent are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)

Absence of Obligation to Disclose.  The Company, MacroMarkets and the Paired Trusts have been advised that the Placement Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, MacroMarkets and the Paired Trusts and that the Placement Agents have no obligation to disclose such interests and transactions to the Company;

(d)

Scope of Engagement. the Placement Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company, MacroMarkets and the Paired Trusts have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

(e)

Waiver. The Company, MacroMarkets and the Paired Trusts waive, to the fullest extent permitted by law, any claims they may have against any Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agree that each Placement Agent shall have no liability (whether direct or indirect) to the Company, MacroMarkets or the Paired Trusts in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, MacroMarkets and the Paired Trusts, including stockholders, employees or creditors of the Company, MacroMarkets and the Paired Trusts.

15.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.

Amendment.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Agreement constitutes the entire agreements of the parties to this Agreement and supersede all prior and all contemporaneous agreements (whether written or oral), understandings and negotiations with respect to the subject matter hereof.  This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and each of the Placement Agents who execute a counterpart hereof in accordance with its terms.

Very truly yours,

MACROSHARES HOUSING DEPOSITOR, LLC

By:
Name:
Title:

MACROMARKETS LLC

By:
Name:
Title:

MACRO FINANCIAL, LLC

By:
Name:
Title:

MACROSHARES MAJOR METRO HOUSING UP TRUST

By: State Street Bank and Trust Company, N.A., not in its individual capacity, but solely as the Trustee

By:
Name: James Casey
Title: President

MACROSHARES MAJOR METRO HOUSING DOWN TRUST

By: State Street Bank and Trust Company, N.A., not in its individual capacity, but solely as the Trustee

By:
Name: James Casey
Title: President

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

[	]

By:
Name:
Title:

Address/Telephone number/Facsimile number for formal notice to the Placement Agent

[Address] Telephone: [●] Facsimile: [●] Attention: [●]

SCHEDULE A

1.

MACRO FINANCIAL, LLC

2.

[OTHER PLACEMENT AGENTS]

SCHEDULE B

KNOWLEDGE OF PERSONS AT MACROSHARES HOUSING DEPOSITOR, LLC

Sam Masucci, Chairman, 14 Main Street, Madison, NJ 07940

Robert Tull, [_________________], 14 Main Street, Madison NJ 07940

KNOWLEDGE OF PERSONS AT MACROMARKETS LLC

Sam Masucci, President and CEO, 14 Main Street, Madison, NJ 07940

Robert Tull, [_________________], 14 Main Street, Madison NJ 07940

KNOWLEDGE OF PERSONS AT MACROSHARES MAJOR METRO HOUSING UP TRUST

John Flanagan, Member of the Board, 14 Main Street, Madison, NJ 07940

Robert Tull, [_________________], 14 Main Street, Madison NJ 07940

KNOWLEDGE OF PERSONS AT MACROSHARES MAJOR METRO HOUSING DOWN TRUST

Robert Tull, Member of the Board, 14 Main Street, Madison NJ 07940

SCHEDULE C

MACROSHARES MAJOR METRO HOUSING UP TRUST FREE-WRITING PROSPECTUSES

#	Filing Date	File Number	Film Number
1.	August 15, 2008	333-151522-01	081023175
2.	October 8, 2008	333-151522-01	081114803
3.	October 10, 2008	333-151522-01	081116877
4.	October 14, 2009	333-151522-01	081122360
5.	November 13, 2008	333-151522-01	081182413
6.	November 14, 2008	333-151522-01	081187626
7.	December 8, 2008	333-151522-01	081235473
8.	February 25, 2009	333-151522-01	09632752
9.	February 25, 2009	333-151522-01	09632790

MACROSHARES MAJOR METRO HOUSING DOWN TRUST FREE-WRITING PROSPECTUSES

#	Filing Date	File Number	Film Number
1.	August 15, 2008	333-151523-01	081023237
2.	October 8, 2008	333-151523-01	081114806
3.	October 10, 2008	333-151523-01	081116892
4.	October 14, 2009	333-151523-01	081122374
5.	November 13, 2008	333-151523-01	081182415
6.	November 14, 2008	333-151523-01	081187637
7.	December 8, 2008	333-151523-01	081235496
8.	February 25, 2009	333-151523-01	09632776
9.	February 25, 2009	333-151523-01	09632800

SCHEDULE D

GENERAL DISCLOSURE INFORMATION

Number of Down MacroShares Offered	[●]
Number of Up MacroShares Offered	[●]
Public Offering Price of the Down MacroShares	$[●]
Public Offering Price of the Up MacroShares	$[●]
Average Per MacroShare Mark-Up	$[●] per MacroShare
Per MacroShare Distribution Expenses	$[●] per MacroShare
Selected Down MacroShares Auction Data:

The auction clearing price was $[●].

A total of $[●] bids were received in the OpenCross® Auction.

A total of $[●] bids were successful.

A total of $[●] shares, in total, were bid for at prices equal to or in excess of the Public Offering Price.

The pro rata fill rate for bids was $[●]%.

Selected Up MacroShares Auction Data:

The auction clearing price was $[●].

A total of $[●] bids were received in the OpenCross® Auction.

A total of $[●] bids were successful.

A total of $[●] shares, in total, were bid for at prices equal to or in excess of the Public Offering Price.

The pro rata fill rate for bids was $[●]%.

SCHEDULE E

DOCUMENTS DISTRIBUTED PRIOR TO RECEIVING CONSENT FROM THE PLACEMENT AGENTS

EXHIBIT A

MATTERS TO BE COVERED IN THE COMPANY COUNSEL LEGAL OPINION